EXHIBIT 10.17


                                REVOLVING CREDIT
                                 PROMISSORY NOTE

$1,500,000.00                                                      June 30, 2002
                                                          Minneapolis, Minnesota


         FOR VALUE RECEIVED, the undersigned, MERCURY WASTE SOLUTIONS, INC., Minnesota corporation ("Maker") promises to pay to the order of BANKERS AMERICAN CAPITAL CORPORATION ("Lender") at its office at 302 N. Riverfront Drive, Mankato, MN 56001, or any other place subsequently designated in writing by the holder hereof, the principal sum of up to One Million Five Hundred Thousand and 0/100 Dollars ($1,500,000.00), or if less, the aggregate unpaid principal outstanding hereon, together with interest at a variable rate equal to the Prime Rate plus six percent (6%) per annum. Interest shall be computed on the actual days elapsed in a year of 360 days. For purposes of this Note, "Prime Rate" shall mean the rate of interest published from time to time in the Money Rates Column of the Money & Investing Section of the WALL STREET JOURNAL as the "Prime Rate", as the same may change from time to time.

         Interest accruing on this Note shall be payable monthly, commencing June 30, 2002, and on the first day of each month thereafter until June 30, 2004 (the Maturity Date as defined in the Loan Agreement), at which time the entire principal balance outstanding plus all unpaid accrued interest shall be due and payable in full.

         Maker may borrow and repay and reborrow against this Note, up to the maximum principal amount outstanding at any one time of $1,500,000.00 to fund Maker's working capital needs.

         Both principal and interest are payable in lawful money of the United States of America to Lender at the office of Lender at the location described above.

         This Note may be prepaid in whole or in part at any time without penalty or premium.

         This Note is issued pursuant to the terms of that certain Loan Agreement by and between Maker and Lender dated May 8, 1998, as amended by First Amendment to Loan Agreement dated May 7, 1999, as further amended by Second Amendment to Loan Agreement dated September 30, 1999, as further amended by Third Amendment to Loan Agreement dated March 8, 2000, as further amended by Fourth Amendment to Loan Agreement dated August 14, 2000, as further amended by Fifth Amendment to Loan Agreement dated December 31, 2000, as further amended by Sixth Amendment to Loan Agreement dated October 1, 2001, as further amended by Seventh Amendment to Loan Agreement dated June 30, 2002, as the same may be amended from time to time (the "Loan Agreement") to which reference is made for the terms and conditions under which this Note was issued and the events upon the occurrence of which the Lender may declare all sums outstanding hereon due and payable in full immediately. This Note is secured by the assets of the Maker pursuant to that certain Security Agreement dated May 8, 1998 executed by Maker in favor of Lender, as the same may be amended from time to time (the "Security Agreement"), and the other collateral, as set forth in the Loan Agreement, and is guaranteed by MWS New York, Inc., a wholly owned subsidiary of Maker, pursuant to the terms of a certain Guaranty dated May 8, 1998 in favor of Lender and by MWSI Lamp & Ballast Recycling, Inc., a wholly owned subsidiary of Maker, pursuant to the terms of a certain Guaranty dated October 1, 2001, in favor of Lender (collectively, the "Guaranty"). This Note is given in renewal of and not in repayment of that


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certain Revolving Credit Promissory Note of the Maker dated December 31, 2000, in the original principal amount of $1,500,000.

         Maker hereby waives demand, presentment for payment, notice of nonpayment, protest and notice of protest hereon, agrees that when or at any time after this Note becomes due, the holder hereof may, without notice, offset or charge this Note against any Lender account or other account when maintained by Maker with the holders hereof, and agrees to pay, upon the occurrence of an Event of Default (as defined in the Loan Agreement) all costs of collection, including, but not limited to, reasonable attorneys' fees, whether or not suit is commenced.

         This Note shall be governed by, interpreted and construed in accordance with the internal laws of the State of Minnesota. The undersigned hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the undersigned against the Lender in connection with this Note, or any document or instrument securing payment of this Note shall be venued in either the District Court of Hennepin County, Minnesota or the United States District Court for the District of Minnesota, Fourth Division.




                                        MERCURY WASTE SOLUTIONS, INC.,
                                        A MINNESOTA CORPORATION

                                        BY TODD J. ANDERSON
                                           ----------------
                                         ITS CFO
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